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                                                       Exhibit 15


To     U.S. HOME CORPORATION:



We are aware that U.S. Home Corporation has incorporated by reference in its Registration Statements No. 33-64712 and 33-52993 its Form 10-Q for the quarter ended September 30, 1994, which includes our report dated October 24, 1994 covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.



                                              /s/ ARTHUR ANDERSEN LLP
                                              _______________________
                                              ARTHUR ANDERSEN LLP



Houston, Texas
October 31, 1994